Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos.333-25995, 333-62155, 333-33726, 333-54616,
333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01, and
333-122424) and (ii) Form S-8 (No. 333-56343 and 333-1221168) of Kinder Morgan
Energy Partners, L.P. of our report dated March 4, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Houston, Texas
March 4, 2005